Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
     The following unaudited pro forma condensed financial statements combine the historical financial statements of Spectrum Pharmaceuticals, Inc. and the historical statement of net revenues and direct expenses of the Zevalin Business, including certain estimates, assumptions and adjustments described in the accompanying notes to the pro forma condensed combined financial information. The Zevalin Business is being conducted by a 50/50-owned joint venture called RIT Oncology, LLC (the “Joint Venture”) of which Spectrum and Cell Therapeutics, Inc. (“CTI”) were each issued a 50% membership interest upon the closing of the Joint Venture transaction on December 15, 2008.
For pro forma purposes:
•	Spectrum’s unaudited balance sheet as of September 30, 2008 has been adjusted to reflect pro forma adjustments as if the Joint Venture transaction had occurred on September 30, 2008;

•	Spectrum’s unaudited statement of operations for the nine months ended September 30, 2008 has been combined with Zevalin’s audited statement of net revenues and direct expenses for the nine months ended September 30, 2008 as if the Joint Venture transaction had occurred on January 1, 2008;
•	Spectrum’s unaudited statement of operations for the year ended December 31, 2007 has been combined with Zevalin’s statement of net revenues and direct expenses for the nine months ended September 30, 2008 to represent combined results of operations as if the Joint Venture transaction had occurred on January 1, 2007, and assumes that the Zevalin business performance was similar to 2008.
     The unaudited pro forma condensed combined financial information is intended for informational purposes only and does not purport to represent what Spectrum’s financial position or results of operations would actually have been if the Joint Venture transaction had in fact occurred on the dates indicated above, and should not be construed as being representative of future operating results.
     Also, these unaudited pro forma condensed combined financial statements and accompanying notes should be read in conjunction with the historical financial statements and the related notes included in Spectrum’s Annual Report on Form 10-K for the year ended December 31, 2007, its quarterly report on Form 10-Q for the nine months ended September 30, 2008 and the statements of net revenues and direct expenses and related disclosure of the Zevalin Business for the nine months ended September 30, 2008.

UNAUDITED PRO FORMA CONDENSED
COMBINED BALANCE SHEET
September 30, 2008
(In thousands)

	Spectrum	Zevalin
	Pharmaceuticals,	Business	Pro Forma			Pro Forma
	Inc.	Note 1	Adjustments	Note 2		Combined
ASSETS
Current assets:
Cash and marketable securities	$51,636	$—	$(15,000)	(A	)	$36,636
Accounts receivable-trade, net of allowance for doubtul accounts	186	—	—			186
Inventory	1,446	—	—			1,446
Prepaid expenses and other current assets	254	—	—			254

Total current assets	53,522	—	(15,000)			38,522
Property and equipment, net	1,633	—	—			1,633
Intangible Assets, net	—	37,200	—	(B	)	37,200
Other assets and deferred charges	143	—	—			143

Total assets	$55,298	$37,200	$(15,000)			$77,498

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$7,934	$2,200	—	(C	)	$10,134

Deferred revenue and other credits	1,026	—	—			1,026

Total liabilities	$8,960	$2,200	$—			$11,160

Commitments and contingencies	$—	$9,700	$—	(D	)	$9,700

Minority interest in Joint Venture	$—	$—	$12,650	(A	)	$12,650

Preferred stock	419	—	—			419
Common stock	32	30,000	(30,000)	(A	)	32
Additional paid-in capital	294,051	—	—			294,051
Accumulated other comprehensive income	390	—	—			390
Accumulated deficit	(248,554)	(4,700)	2,350	(B	)	(250,904)

Total stockholders’ equity	46,338	25,300	(27,650)			43,988

Total liabilities and stockholders’ equity	$55,298	$37,200	$(15,000)			$77,498

UNAUDITED PRO FORMA CONDENSED
COMBINED STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2008
(In thousands, except per share amounts)

	Spectrum	Zevalin
	Pharmaceuticals,	Business	Pro Forma			Pro Forma
	Inc.	Note 1	Adjustments	Note 2		Combined
Revenues:
Licensing and milestone revenues	$20,676	$—	$—			$20,676
Product sales	—	8,824	—			8,824

Total revenues	20,676	8,824	—			29,500

Operating expenses:
Cost of product sold	—	2,349	—			2,349
Research and development	19,089	5,674	—			24,763
Selling, general and administrative	8,947	6,519	—			15,466
Amortization of purchased intangibles	—	519	2,181	(E	)	2,700

Total operating expenses	28,036	15,061	2,181			45,278

Loss from operations	(7,360)	(6,237)	(2,181)			(15,778)
Other income, net	556	—	—			556

Net loss before minority interest	(6,804)	(6,237)	(2,181)			(15,222)

Minority interest		3,118	1,090	(F	)	4,208

Net loss attributable to common stockholders	$(6,804)	$(3,119)	$(1,091)			$(11,014)

Basic and diluted net loss per common share	$(0.22)					$(0.35)

Shares used in calculation of basic and diluted net loss per common share	31,424,358					31,424,358

UNAUDITED PRO FORMA CONDENSED
COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2007
(In thousands, except per share amounts)

	Spectrum	Zevalin
	Pharmaceuticals,	Business	Pro Forma			Pro Forma
	Inc.	Note 1	Adjustments	Note 2		Combined
Revenues:
Licensing and milestone revenues	$7,672	$—	$—			$7,672
Product sales	—	8,824	—			8,824

Total revenues	7,672	8,824	—			16,496

Operating expenses:
Cost of product sold	—	2,349	—			2,349
Research and development	33,285	5,674	—			38,959
Selling, general and administrative	11,582	6,519	—			18,101
Amortization of purchased intangibles	—	519	3,081	(E	)	3,600

Total operating expenses	44,867	15,061	3,081			63,009

Loss from operations	(37,195)	(6,237)	(3,081)			(46,513)
Other income, net	3,139	—	—			3,139

Liabilities and shareholders’ deficit	(34,056)	(6,237)	(3,081)			(43,374)

Minority interest	20	3,118	1,540	(F	)	4,678

Net loss before minority interest	$(34,036)	$(3,119)	$(1,541)			$(38,696)

Basic and diluted net loss per common share	$(1.17)					$(1.33)

Shares used in calculation of basic and diluted net loss per common share	29,013,850					29,013,850

Notes to Unaudited Pro Forma
Condensed Combined Statements of Operations
Note 1. The Zevalin Business
     On December 15, 2008, Spectrum Pharmaceuticals, Inc. (“Spectrum” or “the Company”) closed a transaction to enter into a 50/50-owned joint venture (the “Joint Venture”) whose purpose is to commercialize and develop Zevalin (ibritumomab tiuxetan), or Zevalin (the “Zevalin Business”) in the United States. The Joint Venture is being conducted through a newly-formed Delaware limited liability company, RIT Oncology, LLC (“RIT”), of which Spectrum and CTI were each issued a 50% membership interest upon the closing of the Joint Venture transaction.
     Pursuant to the Purchase and Formation Agreement (the “Joint Venture transaction”) dated as of November 26, 2008, Spectrum contributed $15 million as initial consideration for 50% interest in the Joint Venture. Accordingly, the initial capitalization of the Joint Venture was recorded as $30 million. Additionally, CTI has the option to sell its 50% membership interest in the Joint Venture to Spectrum. CTI exercised this Put Option on February 20, 2009, and Spectrum has 30 days to accept the Put. Therefore, the accompanying proforma financial information is presented on the basis of the Zevalin Business being consolidated into Spectrum Pharmaceuticals, Inc., with CTI’s interest in the Joint Venture presented as a Minority Interest.
     CTI contributed to the Joint Venture all of its interests in the Zevalin Business, which included the following: (i) Assets acquired in the December 2007 agreement with Biogen Idec Inc., or Biogen, which included the U.S. development, sales and marketing rights to Zevalin. The assets acquired included the Zevalin FDA registration, FDA dossier, U.S. trademark, trade name and trade dress, customer list, certain patents and the assignment of numerous contracts. There was no continuity of physical facilities or personnel from that acquisition. (ii) Assets acquired in the June 2008 Access Agreement with Bayer Schering Pharma AG, or Bayer, which holds the rights to Zevalin outside of the United States. Under the agreement, Bayer gave CTI access to data from Bayer’s phase III first-line indolent trial, or FIT trial, of Zevalin. And (iii) CTI’s September 30, 2008 submission of a supplemental biologics license application, or sBLA, for use of Zevalin in consolidation therapy of first remission in advanced stage follicular NHL. The FDA has granted priority review status for this sBLA and a decision is targeted for July 2009. The Joint Venture also assumed certain obligations as follows: $2.2 million current liabilities, and $16 million contingent obligations.
     The allocation of the initial capitalization of the Joint Venture, detailed below, was based on the relative fair values of the intangible assets acquired, as determined by an independent valuation consultant, and the obligations assumed by the Joint Venture.

Developed technology		$23,100
Core technology		14,100
Acquired in-process research and development		4,700
Assumed Obligation to pay Biogen		(2,200)
Assumed Contingent Obligations	$12,500
Less: Limitation based on excess of values of Intangibles acquired over Initial capitalization	(2,800)

Contingent Obligations, as recorded		(9,700)

Total initial capitalization of Joint Venture		$30,000

     The total fair value of intangible assets equals $41.9 million which includes developed technology, core technology and acquired in-process research and development. The developed technology asset relates to intellectual property and rights thereon related to Zevalin as approved by the FDA for relapsed or refractory low-

grade, follicular, or B-cell NHL. The core technology asset represents the value of the intellectual property and rights thereon expected to be leveraged in the development of label expansions for Zevalin. Developed and core technologies will be amortized over the term of the patents related to such technologies. We estimate aggregate amortization expense related to these acquired intangible assets to be $3.6 million annually. In-process research and development (IPRD) for the Joint Venture transaction was evaluated utilizing the present value of the estimated after-tax cash flows expected to be generated by purchased undeveloped technology related to the Zevalin Business or label expansions for indications that have not been approved by the FDA. Since, at the effective time of the Joint Venture transaction, the IPRD had not reached technological feasibility, such amount has been charged to retained earnings as of the formation date of the Joint Venture.
     Because the Joint Venture transaction involves contingent consideration, the Company recognized $9.7 million contingent obligation which is equal to the excess of the fair value of the intangible assets over the initial capitalization, and is less than the approximately $12.5 million fair value of the contingent consideration, as determined by the independent valuation consultant. When the contingencies are resolved and the contingent consideration becomes payable, any excess of the fair value of the contingent consideration over the amount initially recognized as a liability shall be recognized as an additional cost of the acquired entity. If the amount initially recognized as a liability exceeds the fair value of the contingent consideration, that excess will be allocated as a pro rata reduction of the amounts assigned to the assets acquired.
Note 2. Pro Forma Adjustments
     The pro forma amounts and adjustments included in the unaudited pro forma condensed combined financial statements are as follows:
(A)	Adjustment to record the initial contribution to the Joint Venture of $15 million in consideration for Spectrum’s 50% interest in the Joint Venture. In addition, given the accounting for the Joint Venture as a consolidated entity, the $30 million initial capitalization of the Zevalin Business is eliminated, and CTI’s 50% interest in the Joint Venture is classified as $15 million Minority Interest in Joint Venture less its 50% share of the IPR&D charge of $2.35 million.

(B)	To record Zevalin’s $41.9 million of Intangible Assets representing $23.1 million in developed technology and $14.1 million in core technology, and after the $4.7 million write-off of in-process research and development (IPR&D) as of the formation date.

(C)	To record $2.0 million in Zevalin milestone fees paid to Biogen by RIT (as successor to CTI) pursuant to the First Amendment to Asset Purchase Agreement, dated as of December 9, 2008. Amount also includes $200,000 reimbursement to CTI by RIT from the initial capital contributions made by Spectrum and CTI. The $200,000 amount was a payment required by Biogen for consenting to the Joint Venture.

(D)	To record contingent consideration of $9.7 million based on the excess of the fair value of the intangible assets over the initial capitalization.

(E)	Adjustment to record $2.7 million amortization for the acquired intangible assets for the nine months ended September 30, 2008, and $3.6 million for the year ended December 31, 2007.

(F)	To record CTI’s 50% Minority Interest in the Joint Venture for the periods presented.
There is no income tax adjustment related to the pro forma adjustments due to the assumption that the tax benefit generated by the Zevalin Business losses would require a full valuation allowance.